Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  August 6, 2009

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13922	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Registrant's Telephone Number, Including Area Code)

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On August 6, 2009, Rick’s Cabaret International, Inc. (the "Company") completed the sale of  an aggregate of $7.2 million in 10 % Convertible Debentures (the “Debentures”) to certain accredited investors (the “Holders”).  The Debentures bear interest at the rate of 10% per annum and mature on August 4, 2012.  The Debentures are payable with one initial payment of interest only due February 4, 2010, and, thereafter in ten equal quarterly principal payments, plus accrued interest thereon.  At the option of the Holders, the Debentures may be converted into shares of the Company’s common stock at $8.75 per share.  The Debentures are redeemable by the Company at any time if the closing price of its common stock for 20 consecutive trading days is at least $11.50 per share.  The Debentures provide that an event of default occurs if: the Company should fail to pay any principal or interest when due; the Company should fail to convert any Debenture when required; the Company shall fail to observe or perform any covenant or agreement contained within the Debenture; there are cross defaults to other indebtedness in excess of $1,000,000; there is a reorganization, liquidation, voluntary or involuntary bankruptcy or insolvency proceedings or other bankruptcy default; or a final unsatisfied judgment not covered by insurance aggregating an excess of $1,000,000 occurs against the Company and is not stayed, bonded or discharged within seventy-five (75) days.

In connection with the sale of the Debentures, the Company also issued an aggregate of 164,569 warrants (the “Warrants”) to the Holders, on a pro-rata basis.  The Company issued each Holder a number of Warrants equal to 20% of the number of shares of common stock into which each Holder’s Debenture is convertible.  The Warrants have an exercise price of $8.75 and expire on August 5, 2012.  The Warrants provide that the Company has the right to require exercise of the Warrants if the closing price of the Company’s common stock for 20 consecutive trading days is at least $12.25.

The proceeds from the sale of the Debentures and Warrants are intended to be utilized to make future acquisitions, and may be utilized for working capital and general corporate purposes.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On August 6, 2009, the Company sold Debentures and Warrants, as described immediately above in Item 2.03.  Merriman Curhan Ford (“Merriman”) acted as the placement agent in the transaction, and Montgomery Street Research (“Montgomery”) acted as an adviser to the company, whereby Merriman received a commission and Montgomery received compensation in connection with advising the Company.  Merriman and Montgomery received an aggregate of $355,900 in connection with the sale of the Debentures and Warrants.  The Debentures and Warrants were sold under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder, including Regulation D.  All of the offers and sales of the Debentures and Warrants were made exclusively to “accredited investors” (as such term is defined in Rule 501(a) of Regulation D) in offers and sales not involving a public offering.  The Holders purchased the securities for their own account and not with a view towards or for resale. There was no general solicitation or advertising conducted in connection with the sales of the securities.

A copy of the form of Debenture, a form of the Warrant and a form of the Subscription Agreement through which the Debentures and Warrants were sold is attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	10% Convertible Debenture (form)
10.2	Warrant (form)
10.3	Subscription Agreement (form)
99.1	Press Release dated August 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

/s/ Eric Langan
By: Eric Langan
Date: August 11, 2009	Chairman, President, Chief Executive Officer